                                                                 Exhibit (16)(g)

               FUND NAME
-------------------------------------------------
  GALAXY INTERNATIONAL EQUITY FUND
 DATE OF FUND INCEPTION:  31-Dec-91
 FUND'S FISCAL YEAR-END:  OCTOBER 31


                                       N.A.V.    BEGINNING
 INITIAL       SALES     $ AMOUNT     AT FUND    NUMBER OF
INVESTMENT     LOAD       INVESTED   INCEPTION  SHARES HELD
------------------------------------------------------------
 $500          0.00%     $500         $10.00      50.0000




  RECORD          EX-DATE       PAY DATE         MONTH END         PER SHARE    PER SHARE CAP    REINVESTMENT        MONTH-END
   DATE                                                              INCOME         GAIN         PRICE                 N.A.V.
                                                                    DIVIDEND    DISTRIBUTION
----------------------------------------------------------------------------------------------------------------------------------
INCEPTION
OF FUND                                        31-Dec-91            $0.0000        $0.0000         $10.00            $10.00
 N/A                  N/A            N/A       31-Jan-92            $0.0000        $0.0000         $10.06            $10.06
 N/A                  N/A            N/A       29-Feb-92            $0.0000        $0.0000         $10.08            $10.08
 N/A                  N/A            N/A       31-Mar-92            $0.0000        $0.0000         $ 9.74            $ 9.74
 N/A                  N/A            N/A       30-Apr-92            $0.0000        $0.0000         $ 9.87            $ 9.87


  RECORD       TOTAL VALUE      CUMULATIVE        PRIOR 3        PRIOR 12      YEAR            MONTHLY
   DATE        OF SHARES        FROM FUND         MONTHS         MONTHS       TO-DATE
               HELD             INCEPTION
--------------------------------------------------------------------------------------------------------
INCEPTION
OF FUND        $500.00             0.00%            N/A            N/A           N/A            N/A
 N/A           $503.00             0.60%            N/A            N/A          0.50%          0.60%
 N/A           $504.00             0.80%            N/A            N/A          0.80%          0.20%
 N/A           $487.00            -2.60%         -2.60%            N/A         -2.60%         -3.37%
 N/A           $493.50            -1.30%         -1.89%            N/A         -1.30%          1.33%
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